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                                                                    EXHIBIT 10.4



Name of Executive
Address

Dear Salutation:

          As you know, Dynatech Corporation (the "Company") has entered into an
                                                  -------
agreement providing for the merger of the Company and CDRD Merger Corporation (the "Merger"), with the Company as the surviving corporation following the
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Merger.  The Merger is described in detail in the proxy statement and prospectus that has been distributed to the Company's shareholders (the "Proxy Statement").
                                                              ---------------
A copy of the Proxy Statement has been provided to you with this letter agreement (the "Letter Agreement").
                ----------------

          As described in the Proxy Statement, in connection with and subject to the consummation of the Merger, each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (the "Prior
                                                                        -----
Common Stock") will be converted into the right to receive $47.75 in cash and .5
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shares of the recapitalized common stock of the Company (the "Common Stock").
                                                              ------------
In addition, except as described below, each then outstanding employee option to purchase shares of Prior Common Stock will be canceled in exchange for a payment in cash (the "Option Cancellation Payment") in respect of each share of Prior
              ---------------------------
Common Stock covered by such options equal to $49.00, reduced by the exercise price per share of such Prior Common Stock.

          In recognition of the valuable services you have provided to the Company in the past and are expected to provide in the future, subject to the terms of this Letter Agreement, you, together with certain other key members of the Company's executive management team, have been offered the opportunity to retain all or a portion of the
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options to purchase shares of common stock of the Company currently held by you
(the "Prior Options") in lieu of receiving an Option Cancellation Payment in
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respect of such retained options.  All Prior Options that you elect to retain will automatically be converted into fully vested options to purchase shares of Common Stock of the Company (the "Converted Options") at the effective time of
                                  -----------------
the Merger in accordance with the conversion formula described in Attachment 1 hereto. Your rights and obligations with respect to the Converted Options will be set forth in a separate Management Equity Agreement to be entered into by you, the Company and Clayton, Dubilier & Rice Fund V Limited Partnership (the "Management Equity Agreement").
----------------------------

          Also in recognition of the key role you have played in the success of the Company and the uncertainties presented by a change in control of the Company, subject to the terms of this Letter Agreement, you are being offered the following employment protections.

     (a)  Termination Without Cause or For Good Reason.  If, prior to the third
          --------------------------------------------
     anniversary of the date of the consummation of the Merger, your employment with the Company or the subsidiary thereof that employs you is terminated
     (a) by the Company or such subsidiary, other than any such termination of your employment due to your Disability (as defined in paragraph (c) below) or for Cause (as defined in paragraph (c) below), or (b) by you for Good Reason (as defined in paragraph (c) below), (i) 30 days following the
                                                  -
     Trigger Date (as defined in paragraph (c) below), you will be entitled to receive (A) all accrued but unpaid base salary as of the Trigger Date and
              -
     (B) an amount equal to the pro rata amount of your annual bonus for the
     --                         --- ----
     portion of the fiscal year preceding the Trigger Date that would have been payable to you if you had been employed for the entire fiscal year, determined on the basis of actual performance achieved by you through the Trigger Date and the performance objectives established for such fiscal year, pro rated to reflect the portion of the fiscal year preceding the Trigger Date and (ii) you will be entitled to receive continued payments of
                       --
     your base pay, at the annual rate in effect on the Trigger Date, for a period of months (such period of months, the "Salary Continuation Period")
                                                   --------------------------
     equal to 1.5 times the number of years of service with the Company and its subsidiaries completed by you prior to your termination (including years of service completed prior to the Merger), provided that the Salary Continuation Period shall be at least twelve months in duration and shall not be longer than 18 months in duration. For each month during the Salary Continuation Period, you will also be entitled to receive a payment equal to one twelfth of the average of the annual bonuses paid to you for each of the three years of your employment (or, if fewer than three, for all such years of employment) immediately preceding your termination, such payment to be made as of the last day of each such month. In addition, during the Salary Continuation Period, you

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     will continue to be covered under the Company's medical benefit plans in which you were a participant immediately prior to the Trigger Date of employment, subject to your timely payment of all premiums for such coverage as an active employee. Consistent with the Company's current policy to permit employees who are receiving "salary continuation" to continue their participation in certain benefit plans of the Company, you will be eligible during the Salary Continuation Period for continued coverage under those of the Company's various benefit plans in which you are an active participant on the Trigger Date of employment and under which other employees on salary continuation are eligible to participate, in each case in accordance with the terms of such plans as in effect from time to time.

     You shall have a duty to mitigate the costs to the Company of providing the payments and benefits described in the immediately preceding paragraph and, notwithstanding the provisions thereof, (i) such payments of base salary
                                              -
     and average annual bonus will be reduced on a dollar for dollar basis, but not below zero, by the amount of any compensation earned by you (whether paid currently or deferred) during any portion of the Salary Continuation Period from any subsequent employer or other person for which you perform services, including but not limited to consulting services, and (ii) any
                                                                      --
     continued benefit coverage to which you are entitled shall be reduced or canceled if comparable benefit coverage is provided or offered to you by any subsequent employer or other person for which you performs services, including but not limited to consulting services.

     (b)  Other Terminations.  If your employment with the Company or any
          ------------------
     subsidiary that employs you terminates for any reason that is not described in paragraph (a) above or if your employment with the Company or any subsidiary that employs you terminates at any time after the third anniversary of the date of the Merger for any reason, no severance or other termination benefits shall be payable to you pursuant to this Agreement or the Special Termination Agreement (as defined below), it being understood that you will not be entitled to the payments of base salary or bonus amounts or the continued medical or other benefit plan coverages described in paragraph (a) above.

     (c)  Certain Definitions.
          -------------------

          Cause.  A termination of your employment by the Company or the
          -----
          subsidiary thereof that employs you for "Cause" shall mean a termination of your employment due to (i) your willful failure
                                                 -
          substantially to perform the duties of your position with the Company or such subsidiary (other

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          than any such failure due to your physical or mental illness) or other willful and material breach by you of any of your obligations hereunder or under your Management Equity Agreement or Restrictive Covenant Agreement (as defined below), after a written demand for substantial performance has been delivered, and a reasonable opportunity to cure has been given, to you by the Chief Executive Officer of the Company (the "CEO"), which demand identifies in reasonable detail the manner in which the CEO believes that you have not substantially performed your duties or have breached your obligations, (ii) your dishonesty or engaging in willful and serious misconduct, which misconduct has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its affiliates or (iii) your conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony.


          Disability. A termination of your employment by the Company or the subsidiary thereof that employs you due to your "Disability" shall mean a termination of your employment as a result of a physical or mental disability that prevents the performance of your duties lasting (or likely to last, based on competent medical evidence presented to the CEO) for a continuous period of six months or longer. The reasoned and good faith judgment of the CEO as to your Disability shall be based on such competent medical evidence as shall be presented to it by you or by any physician or group of physicians or other competent medical experts employed by you or the Company to advise the CEO.

          Good Reason.  A termination of employment by you for "Good Reason"
          -----------
          shall mean a termination by you of your employment within 30 days following the occurrence, without your consent, of any of the following events: (i) the failure of Company to obtain the assumption of this Agreement by any successor to the Company, (ii) a reduction in the annual rate of your base salary, or (iii) a material reduction in the aggregate level of employee and executive benefits provided to you.

          Trigger Date.  The date you receive written notice from or provide
          ------------
          written notice to the Company that your employment will be terminated, regardless of whether you will receive continued salary and benefits after such date.

               *   *   *   *   *   *   *   *   *   *   *   *   *

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          You are currently party to, or are entitled to enter into, a Special
Termination Agreement, between you and the Company (the "Special Termination
                                                         -------------------
Agreement").  Your right to elect to convert all or a portion of your Prior
---------
Options into Converted Options and your entitlement to the employment protections described in paragraphs (a) through (c) above are subject to (i)
                                                                          -
your agreement to terminate the Special Termination Agreement in its entirety as of the effective time of the Merger and (ii) your entering into the standard
                                         --
form of non-disclosure, non-competition and non-solicitation agreement attached hereto as Exhibit A (the "Restrictive Covenant Agreement").
                          ------------------------------

          To elect to convert any Prior Options and to become entitled to such employment protections, you must (i) sign and date each of the three enclosed
                                  -
copies of this Letter Agreement in the space provided below, (ii) sign the three
                                                              --
copies of the signature page to the Restrictive Covenant Agreement and (iii)
                                                                        ---
return the three signed copies of this Letter Agreement and the three signature pages to the Restrictive Covenant Agreement to Mark Tremallo, General Counsel, c/o Dynatech Corporation, Corporate Headquarters, 3 New England Executive Park, Burlington, Massachusetts 01803. To be effective, your signed documents must be received by the Company at the foregoing address no later than May 7, 1998.

          The terms of this agreement and the Restrictive Covenant Agreement are subject to the consummation of the Merger and, effective as of the effective time of the Merger, will supersede all prior agreements between you and the Company concerning the subject matter hereof, including the Special Termination Agreement. However, this Letter Agreement shall not have any effect on your eligibility for benefits generally under benefit plans maintained by the Company, other than any such plan providing salary continuation benefits.

          If you agree with the foregoing provisions and you will elect to convert some or all of your Prior Options into Converted Options by executing a Management

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Equity Agreement, please so indicate by executing the enclosed copy of this Letter Agreement in the space provided below.

                         Very truly yours,



ACCEPTED AND AGREED as of this
___ day of May, 1998.


___________________________________
Name of Executive

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                                                                    Attachment 1


                           Option Conversion Formula
                           -------------------------


The determination of the number of shares of Common Stock covered by a Converted Option and the exercise price for each share of such Common Stock shall be calculated on the basis of the following factors:

    . the number of shares of Prior Common Stock covered by the corresponding Prior Option immediately prior to the consummation of the Merger,

    . the exercise price for each such share of Prior Common Stock under the terms of the Prior Option,

    .    the value of the Common Stock as of the consummation of the Merger,

    . the aggregate consideration paid to the Company's shareholders in the Merger in respect of their shares of Prior Common Stock, including the cash consideration and the consideration paid in the form of shares of Common Stock.

Each Prior Option will be converted in accordance with the following formula.

     I. The number of shares that will be subject to a Converted Option will equal the sum of A plus B where:

          A is equal to  the product of

                         the number of shares Prior Common Stock subject to the Prior Option that is being converted multiplied by

                         $47.75, which is the cash consideration paid to the shareholders of the Company in the Merger,

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                         with such product then divided by $2.50, which is the
                         value of the Common Stock as of the consummation of the Merger;

          and

          B is equal to  the product of

                         the number of shares Prior Common Stock subject to the Prior Option that is being converted multiplied by

                         .05 shares, which is the number of shares of Common Stock paid to the shareholders of the Company in the Merger.

     II. The option exercise price for each share of Common Stock covered by the Converted Option will equal A / B where:

          A is equal to the aggregate exercise price for all shares of Prior
                        Common Stock covered by the Prior Option,

          and

          B is equal to the number of shares covered by the Converted Option immediately following the consummation of the Merger.

Example of Option Conversion:
----------------------------

Assume Employee X has a Prior Option covering 1,000 shares of Prior Common Stock which may be purchased for a per share exercise price of $20.00. Using the formula set forth above, the Prior Option will be converted as follows.

A  = 1,000 shares x $47.75   =   19,100 shares
     ---------------------
           $2.50

B  = 1,000 shares x 0.5      =      500 shares

           A + B             =   19,600 shares

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Employee X's Prior Option covering 1,000 shares will be converted into a
Converted Option covering 19,600 shares.

The exercise price for the Common Stock covered by the Converted Option will be calculated as follows.

     A           $20.00 x 1,000 = $20,000,

     B           19,600

                         A / B           =             $1.0204 per
                                                       share exercise
                                                       price

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